UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

KKR & CO. L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34820 (Commission File Number)	26-0426107 (IRS Employer Identification No.)

9 West 57th Street, Suite 4200 New York, New York (Address of principal executive offices)	10019 (Zip Code)

(212) 750-8300

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 29, 2014, KKR & Co. L.P. (the “Partnership”) and KKR Management Holdings L.P. and KKR Fund Holdings L.P., each indirect subsidiaries of the Partnership (collectively with the Partnership, the “Guarantors”), and KKR Group Finance Co. III LLC, an indirect subsidiary of the Partnership (the “Issuer”), entered into an indenture (the “Base Indenture”), as supplemented by a first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) with The Bank of New York Mellon Trust Company, N. A., as trustee (the “Trustee”), relating to the issuance by the Issuer of $500,000,000 aggregate principal amount of its 5.125% Senior Notes due 2044 (the “Notes”).

The Notes bear interest at a rate of 5.125% per annum, accruing from May 29, 2014. Interest is payable semiannually in arrears on June 1 and December 1 of each year, commencing on December 1, 2014. The Notes will mature on June 1, 2044, unless earlier redeemed or repurchased. The Notes are unsecured and unsubordinated obligations of the Issuer. The Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the Guarantors. The Guarantees are unsecured and unsubordinated obligations of the Guarantors.

The Indenture includes covenants, including limitations on the Issuer’s and the Guarantors’ ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of their subsidiaries or merge, consolidate or sell, transfer or lease assets. The Indenture also provides for events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically become due and payable. The Issuer may redeem the Notes in whole or in part, at any time and from time to time, prior to their stated maturity at the redemption prices set forth in the Notes. If a change of control repurchase event occurs, the Notes are subject to repurchase by the Issuer at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The preceding is a summary of the terms of the Base Indenture, the First Supplemental Indenture and the form of the Notes, and is qualified in its entirety by reference to the Base Indenture filed as Exhibit 4.1 to this report, the First Supplemental Indenture attached as Exhibit 4.2 to this report and the form of the Notes attached as Exhibit 4.3 to this report, each of which is incorporated herein by reference as though they were fully set forth herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                           Exhibits

Exhibit No.	Description

Exhibit 4.1

Indenture dated as of May 29, 2014 among KKR Group Finance Co. III LLC, KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P. and The Bank of New York Mellon Trust Company, N. A., as trustee.

Exhibit 4.2

First Supplemental Indenture dated as of May 29, 2014 among KKR Group Finance Co. III LLC, KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P. and The Bank of New York Mellon Trust Company, N. A., as trustee.

Exhibit 4.3	Form of 5.125% Senior Note due 2044 (included in Exhibit 4.2 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. L.P.

	By:	KKR Management LLC, its general partner

Date: May 29, 2014	By:	/s/ David J. Sorkin
	Name:	David J. Sorkin
	Title:	General Counsel